Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of

Averion Inc.

Framingham, Massachusetts

We have audited the accompanying balance sheets of Averion Inc. as of December 31, 2005 and 2004, and the related statements of income and retained earnings and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Averion Inc. as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

July 7, 2006

Audited Averion Financial Statements for Years ended December 31, 2005 and 2004

AVERION INC.

Balance Sheets

December 31, 2005 and 2004

	2005	2004
		(restated)
Assets
Current assets
Cash and cash equivalents	$2,388,171	$1,277,044
Restricted cash	16,810	720,697
Accounts receivable, net	2,362,793	3,567,973
Costs and estimated earnings in excess of billings on uncompleted contracts	1,144,671	1,503,782
Deferred tax asset	23,375	—
Prepaid expenses and other current assets	431,362	372,919
	6,367,182	7,442,415

Property and equipment
Computer equipment	1,939,889	2,265,640
Furniture and fixtures	841,621	827,732
Leasehold improvements	386,771	412,672
	3,168,281	3,506,044
Less - accumulated depreciation and amortization	2,100,417	2,700,261
	1,067,864	805,783

Other assets
Deferred tax asset	—	39,519
Deposits	84,338	100,338
	84,338	139,857

Total assets	$7,519,384	$8,388,055

The accompanying notes are an integral part of these financial statements.

	2005	2004
		(restated)
Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$368,773	$338,297
Accrued expenses	199,226	167,466
Billings in excess of costs and estimated earnings on uncompleted contracts	1,509,505	2,305,425
Client escrow	16,810	720,697
Compensated absences	445,592	407,602
Accrued profit sharing	319,412	248,035
Deferred tax liability	—	34,442
Income taxes payable	91,827	731,188
	2,951,145	4,953,152

Long-term liabilities
Deferred tax liability	68,680	—

Total liabilities	3,019,825	4,953,152

Stockholders’ equity
Common stock, no par value, 500,000 shares authorized, 157,000 shares issued and outstanding	157	157
Retained earnings	4,499,402	3,434,746
	4,499,559	3,434,903

Total liabilities and stockholders’ equity	$7,519,384	$8,388,055

The accompanying notes are an integral part of these financial statements.

AVERION INC.

Statements of Income and Retained Earnings

For the Years Ended December 31, 2005 and 2004

	2005	2004
		(restated)
Revenues
Service revenue	$18,985,793	$18,407,005
Reimbursement revenue	835,715	906,662
	19,821,508	19,313,667

Direct costs	9,299,258	9,901,544
Gross profit	10,522,250	9,412,123

Operating expenses	8,454,132	7,549,904

Income from operations	2,068,118	1,862,219

Other income
Interest income	26,227	13,285

Income before provision for income taxes	2,094,345	1,875,504

Provision for income taxes	872,689	728,814

Net income	1,221,656	1,146,690

Retained earnings - beginning, as previously reported	3,434,746	2,847,972

Prior period adjustment	—	(306,259)

Retained earnings - beginning, restated	3,434,746	2,541,713

Retirement of treasury stock	—	(175,157)

Stockholder distributions	(157,000)	(78,500)

Retained earnings - ending	$4,499,402	$3,434,746

The accompanying notes are an integral part of these financial statements.

AVERION INC.

Statements of Cash Flows

For the Years Ended December 31, 2005 and 2004

	2005	2004
		(restated)
Cash flows from operating activities
Net income	$1,221,656	$1,146,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	474,155	454,413
Provision for bad debts	(20,055)	29,208
Deferred income taxes	50,382	(155,809)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash	703,887	(58,955)
Accounts receivable	1,225,235	(1,050,239)
Costs and estimated earnings in excess of billings on uncompleted contracts	359,111	(475,722)
Prepaid income taxes	—	109,307
Prepaid expenses and other current assets	(58,443)	(11)
Deposits	16,000	—
Increase (decrease) in:
Accounts payable	30,476	(122,421)
Accrued expenses	31,760	152,648
Billings in excess of costs and estimated earnings on uncompleted contracts	(795,920)	(736,922)
Client escrow	(703,887)	58,955
Compensated absences	37,990	73,426
Accrued profit sharing	71,377	248,035
Income taxes payable	(639,361)	731,187
Net cash provided by operating activities	2,004,363	403,790

Cash flows from investing activities
Acquisition of property and equipment	(736,236)	(611,600)

Cash flows from financing activities
Stockholder distributions	(157,000)	(78,500)

Net increase (decrease) in cash and cash equivalents	1,111,127	(286,310)

Cash and cash equivalents – beginning	1,277,044	1,563,354

Cash and cash equivalents – ending	$2,388,171	$1,277,044

The accompanying notes are an integral part of these financial statements.

AVERION INC.

Notes to Financial Statements

For the Years Ended December 31, 2005 and 2004

1.     Nature of Operations

Averion Inc. (the Company) is a contract research organization providing clinical trial support services for pharmaceutical and biotechnology products, medical devices and consumer products in clinical trial phases II - IV.  The Company initiates, designs, and monitors clinical trials, manages and analyzes clinical data and offers other related services.

2.     Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid debt instruments with a maturity of three months or less to be cash equivalents.

Restricted Cash

The balance represents advance payments received from customers as part of long-term contracts.  The funds have been deposited in separate restricted cash accounts to be utilized for payment of investigator fees, Institutional Review Board fees and investigator site advertising costs.

Property and Equipment, Depreciation and Amortization

Property and equipment are stated at cost.  Any gain or loss on disposals is included in the results of operations.  Depreciation is computed using the straight-line and accelerated methods at rates sufficient to write off the cost of the applicable assets over their estimated useful lives. Leasehold improvements are amortized over their estimated service life or the term of the related lease, whichever is shorter.

Advertising

Advertising costs are charged to operations when incurred.  Total advertising costs included in selling, general and administrative expenses were $299,122 and $124,382 for the years ended December 31, 2005 and 2004, respectively.

Income Taxes

The Company accounts for income taxes according to the liability method.  Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using enacted tax laws and rates that would be in effect when the differences were expected to reverse.  Deferred tax assets are reduced by a valuation allowance if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue Recognition

A majority of the Company’s net revenues have been earned under contracts which range in duration from a few months to five years.  Revenue from these contracts is recognized under either the percentage of completion method or as services are rendered or products delivered.  Revenues from fixed price contracts are recognized on the percentage of completion method, measured typically by total direct costs incurred as a percentage of estimated total direct costs for each contract or other reasonable method.  The estimated total direct costs of the contracts are reviewed and revised periodically throughout the lives of the contracts with adjustments to revenues resulting from such revisions being recorded on a cumulative basis in the period in which the revisions are made.  The effect of these contract changes on future periods is recognized as though the revised estimates had been the original estimates. Because of inherent uncertainties in estimating costs, it is possible that the estimates used will change in the near term and those changes could be material.

Contracts may contain provisions for renegotiations in the event of cost overruns due to changes in the scope of the work.  Renegotiated amounts are included in revenue when earned and realization is assured.  Provisions for losses to be incurred on contracts are recognized in full in the period in which it is determined that a loss will result from performance of the contractual arrangement.  Most service contracts may be terminated for a variety of reasons by the Company’s customers upon notice.  The contracts often require payments to the Company to recover costs incurred, including costs to wind down the study, and payment of fees earned to date, and in some cases to provide the Company with a portion of the fees or profits that would have been earned under the contract had the contract not been terminated prematurely.

Costs and estimated earnings in excess of billings on uncompleted contracts represent revenue recognized to date that is currently unbillable to the customer pursuant to the contractual terms.  In general, amounts become billable upon achievement of milestones or in accordance with predetermined payment schedules.  These amounts are billable to customers within one year from the respective balance sheet date.  Billings in excess of costs and estimated earnings on uncompleted contracts represent amounts billed to customers for which revenue has not been recognized at the balance sheet date.

3.            Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $40,221 and $20,166 at December 31, 2005 and 2004, respectively.  In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collected is considered at each balance sheet date.

4.     Concentrations

The Company has a concentration of credit represented by cash balances in a certain large commercial bank which exceed current federal deposit insurance limits.  The financial stability of this institution is continually reviewed by senior management.

Three customers represented approximately 40% and 47% of revenues for the years ended December 31, 2005 and 2004, respectively.  Five customers represented 66% of accounts receivable at December 31, 2005 and three customers represented 47% of accounts receivable at December 31, 2004.  Management does not believe that any single customer or geographic area represents significant credit risk.

5.     Reimbursable Out-of-Pocket Expenses

In addition to the standard costs incurred to provide services to its customers, the Company pays other incidental expenses, in excess of contract amounts, which are generally reimbursable under the terms of the contract. These expenses are recorded as both revenues and direct cost of services in accordance with Financial Accounting Standards Board Emerging Issues Task Force Issue No. 01-14, “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred”.

As is customary in the industry, the Company excludes from revenue and expense in the statements of income and retained earnings fees paid to investigators and the associated reimbursement since the Company acts as an agent on behalf of its clients with regard to investigators.  The investigator fees are not reflected in revenues or expenses.  The amounts of these investigator fees for the years ended December 31, 2005 and 2004 was $2,372,141 and $4,826,282, respectively.

6.     Line of Credit

The Company has a $2,000,000 demand line of credit with a bank bearing interest at the bank’s prime rate plus .75%, secured by equipment and accounts receivable.  The line expires August 31, 2006.  There were no advances during 2005 and 2004.

7.              Stock Options

In 1999, the Company adopted a stock option plan (the 1999 Stock Plan, hereinafter the Plan) under which the Board of Directors may grant incentive and non-qualified stock options and stock grants to key employees, directors, advisors, and consultants of the Company.  The maximum number of shares of stock allowable for issuance under the Plan is 43,000 shares of common stock.  These options, of which none had been exercised at December 31, 2005, are exercisable within a ten-year period from the date of grant and are exercisable over three years based on years of service.  The options are not transferable except by will or domestic relations order.  The option price per share under the Plan is not less than the fair value of the shares on the date of grant.

Stock option activity for the Plan for the years ended December 31, 2005 and 2004 is as follows:

			Weighted Average
	Number of	Exercise	Exercise	Remaining
	Options	Price/Share	Price	Life Years

Outstanding 12/31/03	4,848	85.00-90.00	$89.73	5.53

Forfeited in 2004	(452)	85.00-90.00	$89.03

Outstanding 12/31/04	4,396	85.00-90.00	$89.80	4.52

Forfeited in 2005	(132)	85.00-90.00	$86.67

Outstanding 12/31/05	4,264	85.00-90.00	$89.90	3.51

Available for Grant at 12/31/04	38,604
Available for Grant at 12/31/05	38,736

Exercisable at 12/31/04	4,396
Exercisable at 12/31/05	4,264

8.     Stockholders’ Equity

Effective July 1, 2004 companies incorporated in Massachusetts became subject to Chapter 156D of the Massachusetts Business Corporation Act. Chapter 156D eliminates the concept of treasury stock and provides that shares of stock reacquired by a company are to be redeemed and considered authorized but unissued shares of stock.  The result of the redemption of 43,000 shares of treasury stock has been elimination of $175,200 of treasury stock and a corresponding reduction of $43 in common stock and $175,157 in retained earnings.

9.     Income Taxes

The significant components of income tax expense (benefit) are as follows:

	2005	2004
Current
Federal	$638,651	$690,545
State	183,656	194,078
	822,307	884,623
Deferred
Federal	30,473	(102,825)
State	19,909	(52,984)
	50,832	(155,809)
Total provision for income taxes	$872,689	$728,814

The difference between the Company’s effective tax rate and the statutory federal tax rate is primarily due to state income taxes and nondeductible expenses.  The significant temporary differences are primarily related to depreciation and amortization of property and equipment. The gross deferred tax assets at December 31, 2005 and 2004 totaled $23,375 and $39,519, respectively.  The gross deferred tax liability at December 31, 2005 and 2004, totaled $68,680 and $34,442, respectively.  Cash paid for income taxes for the years ended December 31, 2005 and 2004 was $1,459,647 and $0 respectively.

10. Commitments

Standby Letter of Credit

The Company has a standby letter of credit for $500,000 at December 31, 2005 issued as security in connection with a property lease.

Operating Leases

The Company leases office facilities under noncancelable operating leases which expire in December 2006 and 2012.  The Company pays monthly rent plus its share of maintenance costs, real estate taxes and insurance.  The Company also leases office equipment under a noncancelable operating lease which expires in December 2007.  Rent expense under these agreements totaled $1,896,717 and $1,807,417 in 2005 and 2004, respectively.

Future minimum lease payments at December 31 are as follows:

2006	$1,677,525
2007	1,131,786
2008	1,101,861
2009	1,101,861
2010	1,173,382
Thereafter	2,459,226
$8,645,641

One of the facility leases provides for a rent-free period at the inception of the lease.  Rent expense has been recognized on a straight-line basis over the lease term, resulting in accrued rent of $16,008 at December 31, 2005.

11. Employee Benefit Plan

The Company has a qualified 401(k) deferred compensation plan covering all employees who are at least 21 years of age.  Employees may elect to reduce their compensation by an amount that will not exceed the total amount allowed by the Internal Revenue Code for all contributions to qualified plans.  The Company does not match employee contributions.

The plan also includes a profit sharing provision for all eligible employees.  The profit sharing plan is discretionary and allows the Company to contribute annually to employee accounts based on available Company profits.  Contributions to the plan amounted to $319,412 and $248,035 for the years ended December 31, 2005 and 2004, respectively.

12. Prior Period Adjustment

Generally accepted accounting principles require that leasehold improvements be amortized over the lesser of the estimated useful lives of the assets or the life of the related lease. Previously, the Company maintained amortization on the income tax basis.  A reduction of $183,348 to beginning retained earnings was made to correct this error, with a corresponding increase of $37,165 to beginning retained earnings to correct the deferred tax balances based on the adjustment to the net book value of assets on record.  In addition, the Company has corrected an error in revenue recognition in 2003 resulting in a reduction of beginning retained earnings of $268,000, with a corresponding increase of $107,924 to beginning retained earnings for deferred tax balances related to this correction.

The net result was a reduction in 2004 beginning retained earnings of $306,259.

13. Subsequent Events

Foreign Operations

In 2006, the Company expanded its operations to Europe.

Business Combination

In June 2006, the Company entered into an Agreement and Plan of Merger with IT&E International Group, Inc. (IT&E). Under the terms of the agreement, the Company’s stockholders will exchange their stock in the Company for approximately $5.6 million in cash, $6.4 million in notes and shares of IT&E stock. The transaction, which is subject to certain closing conditions, is expected to close during July 2006.